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                                                                    EXHIBIT 23.6

CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of Seagate Technology International of our report dated March 26, 1999 relating to the financial statements of XIOtech Corporation, which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.



                                                  /s/ PricewaterhouseCoopers LLP



PricewaterhouseCoopers LLP
Minneapolis, Minnesota
April 18, 2001